EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

NAME                                          STATE OF INCORPORATION

The Health Hut, Inc.                                 New York
Mountain People's Warehouse Incorporated             California
Natural Retail Group, Inc.                           Delaware
Nutrasource, Inc.                                    Washington
Rainbow Natural Foods, Inc.                          Colorado
GEM Acquisition Corporation                          Delaware
Stow Mills, Inc.                                     New Hampshire
Nature's Finest, Inc.                                Florida
Hershey Imports, Inc.                                New Jersey
Mother Earth, Inc.                                   Florida
Albert's Organics , Inc.                             California